Exhibit 99.1

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

WWW.DGIPL.COM

iFresh, Inc. Reports Fiscal 2018 Second Quarter Financial Results

NEW YORK, Nov. 14, 2017 -- iFresh, Inc. (“iFresh” or “the Company”) (Nasdaq: IFMK), a leading Asian American grocery supermarket chain and online grocer in the United States, today reported unaudited financial results for the fiscal 2018 second quarter ended September 30, 2017.

Fiscal 2018 Second Quarter Highlights:

●	Total net sales increase of 5% to $33.3 million, compared to $31. 9 million in the second quarter of fiscal 2017
●	Retail segment net sales increase of 3% to $26.8 million, compared to $26 million in the second quarter of fiscal 2017
●	Total wholesale segment net sales increase of 12% to $6.6 million, compared to $5.9 million in the second quarter of fiscal 2017
●	Gross profit for the second quarter ended September 30, 2017 increased by 5%, to $6.7 million compared to $6.4 million in the prior year period

Mr. Long Deng, Chairman of the board of directors and CEO of iFresh, commented, “We are pleased to report an increase in total net sales and double-digit wholesale segment growth in the quarter ended September 30, 2017. We report decreased net income in the quarter due to the increase of selling, general and administrative expenses, and higher interest expenses.

For the remainder of calendar year 2017, we remain committed to driving sales within existing stores and actively pursuing expansion opportunities in strategic geographies. The Orlando store we acquired in July 2017 has contributed $0.8 million revenue to net retail sales. The operation of our recently acquired stores in North Miami Beach and Milford will be reflected in our financial statement for the quarter ended December 31, 2017. We are also in the process of standardizing the presentation of our storefronts and improving our brand image and recognition.

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

We are ready to capture the opportunities in our growing market in the coming holiday season and expect to improve our bottom-line performance in the next quarter. We look forward to updating you on our performance in the near future,” concluded Mr. Deng.

Second Quarter 2018 Results

Net Sales

For the three months ended September 30, 2017, net sales were $33.3 million, an increase of $1.5 million, or 5%, from $31.9 million for the three months ended September 30, 2016. This was driven by a retail segment net sales increase of 3%, to $26.8 million, from $26 million in the second quarter of fiscal 2017, and a wholesale segment net sales increase of $0.7 million, to $6.6 million, from $5.9 million for the three months ended September 30, 2016.

Gross Profit

Gross profit for the second quarter ended September 30, 2017 increased by 5%, to $6.7 million, compared to $6.4 million in the prior year period. Gross margin was 20.2% and 20.0% for the quarter ended September 30, 2017 and 2016, respectively.

Selling, General and Administrative Expenses

SG&A expense was $7.5 million in the three months ended September 30, 2017, compared to $6.1 million in the same period of the last fiscal year, which was mainly attributable to increased payroll expenses and the additional expenses related to two stores newly acquired on July 13, 2017.

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Net Income

Net income was $25,234 for the three months ended September 30, 2017, a decrease of $0.23 million, or 90%, from $0.26 million of net income for the three months ended September 30, 2016, mainly attributable to the increase in selling, general and administrative expenses and higher interest expenses.

Cash, Liquidity and Financial Position

As of September 30, 2017, the Company had cash and cash equivalents of $1.0 million, compared to $2.5 million as of March 31, 2017. Working capital was $15.7 million as of September 30, 2017 compared to $13.4 million as of March 31, 2017. As of September 30, 2017, the Company had $1.2 million of bank loans due within one year.

For the six months ended September 30, 2017, net cash used in operating activities was $1.0 million. Net cash used in investing activities was $3.2 million. Net cash provided by financing activities was $2.7 million.

About iFresh, Inc.

iFresh Inc., headquartered in New York, New York, is a leading Asian American grocery supermarket chain and online grocer. With nine retail supermarkets along the US eastern seaboard and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, the Company aims to satisfy the increasing demands of Asian Americans, whose purchasing power has been growing rapidly, for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty perishables at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

This announcement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this announcement include, but are not limited to, statements regarding our disclosure concerning the Company’s operations, cash flows, financial position and dividend policy.

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

iFRESH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	March 31,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,016,352	$2,508,362
Accounts receivable, net	3,345,880	2,272,011
Inventories, net	11,322,782	9,796,984
Prepaid expenses and other current assets	1,874,874	981,017
Advances to related parties	16,665,703	14,852,083
Total current assets	34,225,591	30,410,457
Property and equipment, net	10,008,894	9,290,674
Intangible assets, net	1,233,335	1,300,001
Security deposits	1,089,777	912,346
Deferred income taxes	350,373	86,799
Total assets	$46,907,970	$42,000,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,101,997	12,364,071
Deferred revenue	201,470	206,737
Borrowings against term loan-current, net	1,167,764	1,144,568
Notes payable, current	241,434	262,578
Capital lease obligations, current	48,581	51,376
Accrued expenses	802,993	730,392
Taxes payable	1,507,106	1,769,398
Other payables, current	481,653	501,213
Total current liabilities	18,552,998	17,030,333
Borrowings against lines of credit & term loan-non-current, net	15,745,693	12,779,838
Notes payable, non-current	380,784	379,376
Capital lease obligations, non-current	82,013	59,907
Deferred rent	5,893,684	5,424,134
Other payables, non-current	67,800	34,800
Total liabilities	40,722,972	35,708,388

Commitments and contingencies

Shareholders’ equity
Preferred shares, $.0001 par value, 1,000,000 shares authorized; none issued.	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 14,173,033 and 14,103,033 shares issued and outstanding as of September 30, 2017 and March 31, 2017, respectively	1,417	1,410
Additional paid-in capital	9,211,426	9,075,025
Accumulated deficit	(3,027,845)	(2,784,546)
Total shareholders’ equity	6,184,998	6,291,889
Total liabilities and shareholders’ equity	$46,907,970	42,000,277

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

iFRESH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended
	September 30,	September 30,
	2017	2016
Net sales	$30,764,800	$29,862,331
Net sales-related parties	2,575,092	2,024,569
Total net sales	33,339,892	31,886,900
Cost of sales	22,765,456	22,376,055
Cost of sales-related parties	1,960,566	1,354,187
Occupancy costs	1,893,762	1,765,386
Gross profit	6,720,108	6,391,272

Selling, general and administrative expenses	7,476,204	6,130,117
Income (Loss) from operations	(756,096)	261,155
Interest expense, net	(208,844)	(46,718)
Other income	1,017,510	263,203
Income(Loss) before income taxes	52,570	477,640
Income tax provision (benefit)	27,336	219,279
Net income (Loss)	$25,234	$258,361

Net income (loss) per share:
Basic	$0.002	$0.02
Diluted	$0.002	$0.02
Weighted average shares outstanding:
Basic	14,166,440	12,000,000
Diluted	14,166,440	12,000,000

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

iFRESH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six months ended
	September 30,	September 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$(243,299)	$436,106
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	832,667	778,508
Amortization expense	157,916	66,666
Share based compensation	267,400	-
Inventory provision	-	14,339

Deferred income tax expense (benefit)	(263,574)	130,396

Changes in operating assets and liabilities:
Accounts receivable	(1,073,869)	(170,849)
Inventories	(1,525,798)	(546,362)
Prepaid expenses and other current assets	(893,856)	(103,643)
Security deposits	(98,013)	168,695
Accounts payable	1,737,926	1,809,871
Deferred revenue	(5,268)	66,424
Accrued expenses	72,601	24,108
Taxes payable	(262,292)	(93,126)
Deferred rent	290,653	296,116
Other liabilities	13,439	40,199
Net cash provided by (used in) operating activities	(993,367)	2,917,448
Cash flows from investing activities
Advances made to related parties	(1,943,197)	(2,445,980)
Acquisition of property and equipment	(1,241,261)	(607,533)
Cash proceeds received from acquisition of Glen Cove	5,631	-
Net cash used in investing activities	(3,178,827)	(3,053,513)
Cash flows from financing activities
Proceeds from borrowings against lines of credit	2,500,000	200,000
Proceeds from borrowings against term loan	1,050,000	-
Repayments on lines of credit borrowings	(652,199)	(82,000)
Proceeds from borrowings on notes payable	-	288,129
Repayments on notes payable	(187,401)	(116,857)
Payments on capital lease obligations	(30,216)	(26,345)
Net cash provided by financing activities	2,680,184	262,927
Net increase (decrease) in cash and cash equivalents	(1,492,010)	126,862
Cash and cash equivalents at beginning of the period	2,508,362	551,782
Cash and cash equivalents at the end of the period	$1,016,352	$678,644
Supplemental disclosure of cash flow information
Cash paid for interest	$327,900	$90,649
Cash paid for income taxes	$296,067	$592,325
Supplemental disclosure of non-cash investing and financing activities
Capital expenditures funded by capital lease obligations and notes payable	$217,193	$288,129
Stock issued for Glen Cove Acquisition	$645,500	$-

Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: ifmk@dgipl.com

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